Exhibit 10.1

FIFTH AMENDMENT TO LEASE

This Fifth Amendment to Lease (this “Fifth Amendment”) is made and entered into effective as of August 15, 2018, which is the date that this Fifth Amendment has been fully executed by all of those persons required to sign it (the “Effective Date”), by and between De Anza Enterprises LLC, a California limited liability company (“Landlord”), and DURECT Corporation, a Delaware corporation (“Tenant”), with respect to the following facts:

R E C I T A L S:

A.On or about February 18, 1999, De Anza Enterprises, Ltd., a joint venture of Hover Family Trust, Sarah T. Behel, Julia G. Hover Smoot, David H. Hover, Teresa Korol, and Johnson Family Trust (the “Joint Venture”), entered into that certain Modified Net Single Tenant Lease Agreement (the “Original Lease”) with Tenant with respect to the lease of that certain real property and improvements thereon commonly known as 10240 Bubb Road, Cupertino, California, as more particularly described in the Original Lease (the “Premises”).

B.On or about February 18, 2004, the Joint Venture and Tenant entered into that certain Amendment to Lease Agreement with respect to the lease of the Premises (the “First Amendment”); on or about August 6, 2009, the Joint Venture and Tenant entered into that certain Second Amendment to Lease with respect to the lease of the Premises (the “Second Amendment”); on or about December 21, 2010, the Joint Venture and Tenant entered into that certain Third Amendment to Lease with respect to the lease of the Premises (the “Third Amendment”); on or about August 20, 2013, the Joint Venture and Tenant entered into that certain Fourth Amendment to Lease with respect to the lease of the Premises (the “Fourth Amendment”).  The Original Lease, the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment are referred to herein collectively as the “Lease.”

C.The Joint Venture was Landlord’s predecessor in interest as the owner of the Premises and landlord under the Lease.

D.All capitalized terms used in this Fifth Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

E.Landlord and Tenant have now agreed to amend the Lease to extend the Extension Term and to make such other changes to the Lease upon the terms and conditions as described herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.Extension of Expiration Date; Affirmation of Option.  The parties acknowledge that Recital C of the Fourth Amendment provides that the Extension Term shall expire on February 19, 2019 (the “Expiration Date”).  The parties further acknowledge that Section 2 of the Fourth Amendment grants Tenant an Option, which allows Tenant to further extend the term of the Lease beyond the Expiration Date for an additional five (5) year period, which is subject to the terms and conditions set forth in Section 35 of the Original Lease, and which shall be treated as the Second Renewal Term under Section 35 of the Original Lease.  The parties further acknowledge that, pursuant to Section 35 of the Original Lease, the Option for the Second Renewal Term shall be exercised by Tenant giving Landlord written notice of its intention to do so at least one hundred eighty (180) days before the end of First Renewal Term, which the parties agree for purposes of this Fifth Amendment shall mean the Expiration Date.  The parties further acknowledge that the date that is one hundred eighty (180) days before the Expiration Date (without regard for any modifications made pursuant to this Section 1 of the Fifth Amendment) is August 23, 2018.  Based on the foregoing facts, the parties hereby agree that, as of the Effective Date, the Expiration Date is hereby extended for an additional five (5) year period (the “New Extension Term”), to February 19, 2024, and the Option granted to Tenant for a Second Renewal Term pursuant to Section 35 of the Original Lease, as modified by the provisions of Section 2 of the Fourth Amendment and this Section 1 of the Fifth Amendment, shall remain exercisable as provided under the terms and conditions of the Lease by Tenant giving Landlord written notice of its intention to do so on or before August 23, 2023.  For the avoidance of doubt, provided that Tenant gives Landlord written notice of its intention to exercise the Option for the Second Renewal Term on or before August 23, 2023, and is not in default of any of the terms and conditions of the Lease, the Second Renewal Term shall extend from February 20, 2024 through February 19, 2029.

2.Base Monthly Rental for the New Extension Term.  The parties hereby agree that the Lease is hereby further amended so that, commencing on the first day of the New Extension Term, the monthly rent for the Premises and the Service Yards (the “Rent”) shall be payable as follows:

Months of Term	Calendar Period	Rent
1 – 12	2/20/2019 – 2/19/2020	$80,000.00
13 – 24	2/20/2020 – 2/19/2021	$82,400.00
25 – 36	2/20/2021 – 2/19/2022	$84,872.00
37 – 48	2/20/2022 – 2/19/2023	$87,418.16
49 – 60	2/20/2023 – 2/19/2024	$90,040.70

3.HVAC Replacement.  Notwithstanding anything in Section 18.C of the Original Lease to the contrary, but in addition to and without limiting Landlord’s obligations thereunder, the parties agree that Landlord shall replace the HVAC equipment on the building at the Premises (the “Building”) at Landlord’s sole cost and expense in the manner described in that certain Revised Proposal dated March 26, 2018, prepared by Therma Corporation, a copy of which is attached hereto and made a part hereof as Exhibit “A” (the “HVAC Work”), subject to the following additional terms and conditions:

a.	The parties shall schedule the performance of as much of the HVAC Work as practicably possible to occur during Tenant’s 2018 Christmas holiday shutdown.

b.	All permits required for the performance of the HVAC Work shall be included in the HVAC Work at Landlord’s sole cost.

c.	All repairs to the structural components of the Building required for the performance of the HVAC Work shall be included in the HVAC Work at Landlord’s sole cost.

d.	All roof repairs required for the performance of the HVAC Work shall be included in the HVAC Work at Landlord’s sole cost.

e.	All electrical work required for the performance of the HVAC Work shall be included in the HVAC work at Landlord’s sole cost.

4.Premises Repairs.  Notwithstanding anything in Section 17 of the Original Lease to the contrary, but in addition to and without limiting Landlord’s obligations thereunder, the parties agree that Landlord shall repair and repaint the front parapet of the building (the “Building”), repair the damage caused to the front stairway leading to the Building by the growth of a redwood tree, and remedy any safety concerns caused as a result of such damage, all at Landlord’s sole cost and expense.

5.Representation; Brokerage Commissions.  With regard to the negotiation of the terms of this Fifth Amendment, the parties acknowledge that Tenant has been represented by Joe Elliott and Colliers International (“Tenant’s Broker”), and that Landlord has been represented by Daniel S. Gonzales, Esq., and the law firm of Ferrari Ottoboni Caputo & Wunderling.  The parties further acknowledge that Landlord shall be responsible for the payment of its own attorneys’ fees in the negotiation of the terms of this Fifth Amendment.  The parties agree that Landlord shall pay a commission of 1½% of the value of the New Extension Term to Tenant’s Broker pursuant to the terms and conditions of a separate agreement between Landlord and Tenant’s Broker.  The parties further agree that each party shall be responsible for the payment of its own representation in the negotiation of the terms of the Second Renewal Term in the event that Tenant exercises the Option for a Second Renewal Term.

6.Miscellaneous

a.Conflicts.  Notwithstanding anything to the contrary in the Lease, in the event of a conflict or inconsistency between the terms of the Lease and the terms and conditions of this Fifth Amendment, the terms and conditions set forth in this Fifth Amendment shall control and shall be deemed to supersede the printed terms of the Lease.  Whether or not specifically amended by this Fifth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fifth Amendment.

b.Ratification.  Except as expressly amended and/or modified by this Fifth Amendment, the terms and provisions of the Lease are hereby ratified, confirmed, and shall remain unmodified and in full force and effect.

c.Authority.  The individuals signing this Fifth Amendment on behalf of each party represent and warrant that such individual has the authority under the company’s governing documents to execute and deliver this Fifth Amendment in the name of and on behalf of the company.

d.Successors and Assigns.  The Lease, as amended hereby, shall apply to and bind Landlord and Tenant and their respective successors and assigns.

e.Multiple Counterparts.  This Fifth Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute together one and the same instrument.  In order to facilitate the agreements contemplated by this Fifth Amendment, signatures transmitted by facsimile or via e-mail in a “PDF” format may be used in place of original signatures.  Each party intends to be bound by such party’s facsimile or “PDF” format signature on this Fifth Amendment, is aware that the other parties are relying on such party’s facsimile or “PDF” format signature, and hereby waives any defenses to the enforcement of this Fifth Amendment based upon the form of signature.

(The remainder of this page is intentionally left blank; signatures follow on next page.)

IN WITNESS WHEREOF, the parties hereto have duly executed this Fifth Amendment              as of the date first written above.

LANDLORD:TENANT:

De Anza Enterprises LLC,DURECT Corporation,

A California limited liability companya Delaware corporation

By:/s/ Sarah (“Sally”) BehelBy:/s/ Matthew J. Hogan

Name: Sarah (“Sally”) Behel Name: Matthew J. Hogan

Its: Manager Its: Chief Financial Officer

Dated: 8/7/2018Dated: 8/15/2018

EXHIBIT “A”

(Therma Corporation Revised Proposal dated March 26, 2018)

THERMA
1601 Las Plumas Ave
San Jose, CA. 95133-1613
(408) 347-3400

Revised Proposal

Date: March 26, 2018

TO: Sally Behel
DeAnza Enterprises
1420 NW 20th Ave # 203
Portland, OR 97209

Based on our job walk, here is our proposal to replace the (9) existing units located at 10420 Bubb Rd Cupertino, CA with (9) new Trane units and (1) 3 ton split System.

Inclusions

1. Provide structural calculations for new rooftop units
2. Provide permit cost allowance
3. Lock out tag out (9) existing AC units and (1) 3 ton split system
4. Disconnect electrical, controls, duct work, and condensate piping from existing units
5. Remove existing (9) AC units, (1) unit not in use and (1) condenser unit from rooftop via crane and dispose
6. Remove existing exterior duct work from all rooftop units and dispose
7. Sent new treated lumber supports where needed to adapt to new Trane units
8. Sent (9) new Trane units via crane and secure
9. Set new exterior duct work on each of the (9) new Trane units
10. Cap off existing roof flashing on the unit that is not in use.
11. Seal and secure caps
12. Seal and secure new duct work to new Trane units and to existing rooftop penetrations
13. Install new electrical safety disconnects to the existing electrical for each of the new (9) units
14. Modify condensate drain piping and install new pipe supports on rooftop
15. Install new economizers and commission
16. Re-connect controls, and condensate piping to new Trane units
17. Perform check, test, start up and document

*(1) Trane unit that is not in use, will be removed and the exterior duct work capped

Exclusions

1. Overtime labor
2. Any and all roofing
3. Structural modification or any other code upgrades
4. Connection to building control system
5. Electrical upgrades or modifications

Terms and Conditions

1. This quotation is valid for 30 days
2. Project shall be progress billed upon order of equipment
3. Payment: net 30 days; Liability limited to our own negligence

Page 2 of 2
DeAnza Enterprises
Replace 9 existing units and 1 split system
March 26, 2018

Equipment: 6-8 weeks lead time

Installation schedule: 6-8 working days

- ☐ **Trane Pricing:** **$240,627.00**
- ☐ **Permit allowance** **$16,000.00**

We look forward to presenting our proposal and answering any questions you may have. We would begin work on this project following receipt of a mutually acceptable PO.

We hereby accept the proposal.	Respectfully Submitted for Therma:
Signature	By: John M Hoffmann
Company:	
Date: